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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(2)
Registration No. 333-164378

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.250% Notes due 2015	$600,000,000	$42,780

4.750% Notes due 2020	$900,000,000	$64,170

Total	$1,500,000,000	$106,950

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Prospectus Supplement
(To Prospectus dated January 15, 2010)

$1,500,000,000

Adobe Systems Incorporated

$600,000,000 3.250% Notes due 2015
 $900,000,000 4.750% Notes due 2020

                 Adobe Systems Incorporated is offering $600,000,000 aggregate principal amount of 3.250% notes due 2015 (the "2015 Notes") and $900,000,000 aggregate principal amount of 4.750% notes due 2020 (the "2020 Notes" and, together with the 2015 Notes, the "Notes").

                 The 2015 Notes will bear interest at the rate of 3.250% per year and the 2020 Notes will bear interest at the rate of 4.750% per year. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2010.

                 The 2015 Notes will mature on February 1, 2015 and the 2020 Notes will mature on February 1, 2020.

                 We may redeem some or all of the Notes at any time, each at the "make-whole premium" price indicated under the heading "Description of the Notes—Optional Redemption" in this prospectus supplement. We will be required to make an offer to repurchase the Notes, at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of a Change of Control Triggering Event (as defined herein). See the section entitled "Description of the Notes—Repurchase Upon Change of Control Triggering Event" for more information.

                 The Notes will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

                 Investing in the Notes involves risks. See "Risk Factors" beginning on page S-7 for a discussion of certain risks that should be considered in connection with an investment in the Notes.

                 Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price (1)	Underwriting discounts and commissions	Proceeds to us, before expenses
2015 Notes	99.826%	0.600%	99.226%
Total	$598,956,000	$3,600,000	$595,356,000
2020 Notes	99.387%	0.650%	98.737%
Total	$894,483,000	$5,850,000	$888,633,000
Total	$1,493,439,000	$9,450,000	$1,483,989,000

(1)
Plus accrued interest, if any, from February 1, 2010.

                 Interest on the Notes will accrue from February 1, 2010. The Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. The Notes will not be listed on any securities exchange. Currently there is no public market for the Notes.

                 The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.C. and Clearstream Banking, S.A. on or about February 1, 2010.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Citi	Morgan Stanley	Wells Fargo Securities

Senior Co-Managers

BNP PARIBAS	Credit Suisse

Co-Managers

Daiwa Securities America Inc.	Mitsubishi UFJ Securities	RBS

January 25, 2010

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus required to be filed with the SEC. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

Prospectus Supplement

S-i

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference in this prospectus supplement include forward-looking statements. Forward-looking statements may be preceded by, followed by or include the words "expects," "could," "would," "may," "anticipates," "intends," "plans," "believes," "seeks," "targets," "estimates," "looks for," "looks to" or similar expressions. Adobe claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our business. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" of this prospectus supplement and in our Annual Report on Form 10-K incorporated by reference herein, and as may be updated in filings we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"). You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

  •
  the ongoing economic downturn and continued uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which Adobe does business,

  •
  failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements,

  •
  introduction of new products, services and business models by existing and new competitors,

  •
  failure to successfully manage transitions to new business models and markets,

  •
  difficulty in predicting revenue from new businesses,

  •
  failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions,

  •
  costs related to intellectual property acquisitions, enforcement, and litigation,

  •
  inability to protect Adobe's intellectual property rights, including source code, from third-party infringers, or unauthorized copying, use, disclosure, or malicious attack,

  •
  security vulnerabilities in Adobe's products and systems,

  •
  interruptions or delays in services from, security or privacy breaches, or failures in data collection from Adobe or third-party service providers that host or deliver services,

  •
  failure to manage Adobe's sales and distribution channels and third-party customer service and technical support providers effectively,

  •
  disruption of Adobe's business due to catastrophic events,

  •
  shortfalls in net revenue, margin or earnings, or the volatility of the market generally,

  •
  risks associated with global operations,

  •
  fluctuations in foreign currency exchange rates,

  •
  changes in, or interpretations of, accounting principles,

  •
  impairment of Adobe's goodwill or amortizable intangible assets,

  •
  changes in, or interpretations of, tax rules and regulations,

S-ii

  •
  Adobe's inability to recruit and retain key personnel,

  •
  impairment of Adobe's investment portfolio due to deterioration of the capital markets,

  •
  market risks associated with Adobe's equity investments, and

  •
  interruptions or terminations in Adobe's relationships with turnkey assemblers.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New information, future events or risks could cause the forward-looking events we discuss in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference not to occur. Additional information concerning these and other risks and uncertainties is contained in our other periodic filings with the SEC.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under "Where You Can Find More Information." The second part is the accompanying prospectus dated January 15, 2010. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Unless we have indicated otherwise, references in this prospectus supplement to "Adobe," "we," "us" and "our" or similar terms are to Adobe Systems Incorporated and its consolidated subsidiaries.

S-iii

SUMMARY

        The following summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under "Where You Can Find More Information."

Adobe Systems Incorporated

        Founded in 1982, Adobe Systems Incorporated is one of the largest and most diversified software companies in the world. We offer a line of creative, business and mobile software and services used by creative professionals, knowledge workers, consumers, original equipment manufacturers ("OEM"), developers and enterprises for creating, managing, delivering, optimizing and engaging with compelling content and experiences across multiple operating systems, devices and media. We distribute our products through a network of distributors, value-added resellers, systems integrators, independent software vendors and OEMs, direct to end users and through our own Web site at www.adobe.com. We also license our technology to hardware manufacturers, software developers and service providers, and we offer integrated software solutions to businesses of all sizes. We have operations in the Americas, Europe, Middle East and Africa and Asia. Our software runs on personal computers with Microsoft Windows, Apple OS, Linux, UNIX and various non-PC platforms, depending on the product.

        Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997.

Recent Developments

        On October 23, 2009, we completed the acquisition of Omniture, Inc., an industry leader in Web analytics and online business optimization based in Orem, Utah, for approximately $1.8 billion. We funded the acquisition with our existing cash balances and funds available under our existing credit facility. We expect to repay outstanding amounts borrowed under our credit facility with a portion of the proceeds from this offering. See "Use of Proceeds" in this prospectus supplement. Customers use our Omniture products and services to manage and enhance online, offline and multi-channel business initiatives.

        Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000. We maintain a Web site at www.adobe.com where general information about us is available. We are not incorporating the contents of the Web site into this prospectus supplement.

 The Offering

        The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the Notes.

Issuer	Adobe Systems Incorporated
Securities Offered	$600,000,000 aggregate principal amount of 3.250% Notes due 2015
$900,000,000 aggregate principal amount of 4.750% Notes due 2020
Maturity Dates	February 1, 2015 for the 2015 Notes
February 1, 2020 for the 2020 Notes
Original Issue Date	February 1, 2010
Interest Rates	Fixed rate of 3.250% for the 2015 Notes
Fixed rate of 4.750% for the 2020 Notes
Interest Payment Dates	Each February 1 and August 1, beginning on August 1, 2010, and on the maturity date for each series of Notes.
Ranking

The Notes will be the senior unsecured obligations of Adobe Systems Incorporated and will rank equally with all of its existing and future senior indebtedness from time to time outstanding. All existing and future liabilities of subsidiaries of Adobe Systems Incorporated will be structurally senior to the Notes.

Form and Denomination

The Notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC. Except in the limited circumstances described under "Description of the Notes—Book-Entry; Delivery and Form; Global Note," Notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	New York
Use of Proceeds

The net proceeds of this offering will be used for general corporate purposes, which, among other things, will include repaying outstanding amounts borrowed under Adobe's credit facility. See "Use of Proceeds."

Conflicts of Interest

We intend to use at least 5% of the net proceeds of this offering to repay indebtedness owed by us to certain affiliates of the underwriters who are lenders under Adobe's credit facility. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of NASD Conduct Rule 2720 of the Financial Industry Regulatory Authority, Inc. Pursuant to this rule, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering, as the offering is of a class of securities that are investment grade rated. This rule provides that if at least 5% of the net proceeds from the sale of debt securities, not including underwriting compensation, are used to reduce or retire the balance of a loan or credit facility extended by the underwriters or their affiliates, the underwriters who will be receiving such proceeds as lenders cannot sell securities to discretionary accounts without the prior written consent of the customer.

Further Issuances

Adobe Systems Incorporated may create and issue further notes of a series ranking equally and ratably with the applicable series of Notes offered by this prospectus supplement in all respects, so that such further notes of each series will be consolidated and form a single series with the applicable series of Notes offered by this prospectus supplement.

Sinking Fund	None
Optional Redemption	Adobe Systems Incorporated may redeem some or all of the Notes at any time at the "make-whole premium" redemption prices indicated under the heading "Description of the Notes—Optional Redemption."
Repurchase Upon a Change of Control

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Repurchase Upon Change of Control Triggering Event."

Trading

The Notes are new issues of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See "Underwriting" in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee	Wells Fargo Bank, National Association
Risk Factors

You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under "Cautionary Note on Forward-Looking Statements" and "Risk Factors" before deciding whether to invest in the Notes.

Summary Consolidated Financial Data

        Our summary consolidated financial information presented below as of and for the three fiscal years ended November 27, 2009 has been derived from our audited consolidated financial statements. Our summary consolidated financial information set forth below should be read in conjunction with our consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," both of which can be found in our Annual Report on Form 10-K for the fiscal year ended November 27, 2009, which is incorporated by reference herein.

	Fiscal Years Ended
(In thousands, except per share data)	November 27, 2009	November 28, 2008	November 30, 2007
Statements of Operations Data:
Revenue:
Products	$2,759,391	$3,396,542	$3,019,524
Services and support	186,462	183,347	138,357

Total revenue	2,945,853	3,579,889	3,157,881

Total cost of revenue:
Products	228,897	266,389	270,818
Services and support	67,835	96,241	83,876

Total cost of revenue	296,732	362,630	354,694

Gross profit	2,649,121	3,217,259	2,803,187
Operating expenses:
Research and development	565,141	662,057	613,242
Sales and marketing	981,903	1,089,341	984,388
General and administrative	298,749	337,291	274,982
Restructuring charges	41,260	32,053	555
Amortization of purchased intangibles and incomplete technology	71,555	68,246	72,435

Total operating expenses	1,958,608	2,188,988	1,945,602

Operating income	690,513	1,028,271	857,585
Non-operating income (expense):
Interest and other income, net	31,380	43,847	82,724
Interest expense	(3,407)	(10,019)	(253)
Investment gains and (losses), net	(16,966)	16,409	7,134

Total non-operating income, net	11,007	50,237	89,605

Income before provision for income taxes	701,520	1,078,508	947,190
Provision for income taxes	315,012	206,694	223,383

Net income	$386,508	$871,814	$723,807

Basic net income per share	$0.74	$1.62	$1.24

Shares used in computing basic income per share	524,470	539,373	584,203

Diluted net income per share	$0.73	$1.59	$1.21

Shares used in computing diluted income per share	530,610	548,553	598,775

	As of
(In thousands)	November 27, 2009	November 28, 2008	November 30, 2007
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$1,904,473	$2,019,202	$1,993,854

Total assets	$7,282,237	$5,821,598	$5,713,679

Long-term debt	$1,000,000	$350,000	$—

Total stockholders' equity	$4,890,568	$4,410,354	$4,649,982

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated.

Fiscal Year Ended
	November 27, 2009	November 28, 2008	November 30, 2007	December 1, 2006	December 2, 2005
Ratios of earnings to fixed charges	24.9x	27.2x	35.0x	31.2x	43.2x

        For purposes of calculating these ratios, "earnings" consists of income before income taxes and fixed charges. The term "fixed charges" consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.

        As adjusted to give effect to the issuance of the Notes in this offering and the application of the net proceeds from this offering to repay amounts outstanding under Adobe's credit facility, as more fully described in "Use of Proceeds" in this prospectus supplement, and assuming the offering and repayment had been completed on November 29, 2008, our ratio of earnings to fixed charges would have been 11.1x for our fiscal year ended November 27, 2009.

RISK FACTORS

        In considering whether to purchase the Notes, you should carefully consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, which are not exhaustive.

Risks Related to the Offering

An active trading market for the Notes may not develop.

        There is currently no public market for the Notes, and Adobe Systems Incorporated does not currently plan to list the Notes on any national securities exchange. In addition, the liquidity of any trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for these Notes, prevailing interest rates, ratings assigned to the Notes, time remaining to the maturity of the Notes, outstanding amount of the Notes, the market for similar securities, prospects for other companies in our industry and changes in Adobe Systems Incorporated's consolidated financial condition, results of operations or prospects. A liquid trading market in the Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the Notes.

The Notes are the unsecured obligations of Adobe Systems Incorporated and not obligations of its subsidiaries and will be structurally subordinated to the claims of its subsidiaries' creditors. Structural subordination increases the risk that Adobe Systems Incorporated will be unable to meet its obligations on the Notes when they mature.

        The Notes are exclusively the obligations of Adobe Systems Incorporated and are not obligations of its subsidiaries. A substantial portion of Adobe Systems Incorporated's operations are conducted through its subsidiaries. As a result, Adobe Systems Incorporated's cash flow and ability to service its debt, including the Notes, depend upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries.

        Adobe Systems Incorporated's subsidiaries are separate and distinct legal entities. Its subsidiaries will not guarantee the Notes and are under no obligation to pay any amounts due on the Notes or to provide Adobe Systems Incorporated with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Payments to Adobe Systems Incorporated by its subsidiaries will also be contingent upon such subsidiaries' earnings and business considerations and may be subject to legal and contractual restrictions. As of November 27, 2009, Adobe had approximately $2.4 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Adobe Systems Incorporated had approximately $397.1 million of liabilities (including trade payables and excluding intercompany debt) to which the Notes will be structurally subordinated.

        Adobe Systems Incorporated's right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if Adobe Systems Incorporated were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Adobe Systems Incorporated.

The Notes will be subject to the prior claims of any future secured creditors.

        The Notes are unsecured obligations, ranking effectively junior to Adobe Systems Incorporated's outstanding secured indebtedness and any additional secured indebtedness it may incur. Accordingly, the Notes will be subordinated to the extent Adobe Systems Incorporated or its subsidiaries have or will obtain secured borrowings. The indenture governing the Notes does not limit the amount of additional debt that Adobe Systems Incorporated or its subsidiaries may incur, permits Adobe Systems Incorporated to incur secured debt under specified circumstances and permits its subsidiaries to incur secured debt without restriction. If Adobe Systems Incorporated incurs additional secured debt, its assets securing any such indebtedness will be subject to prior claims by its secured creditors. In the event of Adobe Systems Incorporated's bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the Notes, Adobe Systems Incorporated's assets that secure other indebtedness will be available to pay obligations on the Notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of Adobe Systems Incorporated's other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.

The indenture governing the Notes contains negative covenants. The limitation on liens and sale/leaseback covenants do not apply to Adobe Systems Incorporated's subsidiaries and contain exceptions that would allow Adobe Systems Incorporated and its subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the Notes structurally or contractually subordinated to new lenders. The indenture governing the Notes does not contain any financial covenants.

        The indenture governing the Notes contains negative covenants. The limitation on liens and sale/leaseback covenants apply to Adobe Systems Incorporated, but not to its subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the Notes, or from entering into sale/leaseback transactions. Exceptions to the definition of "permitted lien" within the limitation on liens covenant would allow Adobe Systems Incorporated to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the Notes does not contain any financial covenants.

Increased leverage may harm the financial condition and results of operations of Adobe Systems Incorporated.

        As of November 27, 2009, Adobe Systems Incorporated had approximately $1.0 billion of total indebtedness, all of which was unsecured and unsubordinated. On an as-adjusted basis after giving effect to this offering and the application of the net proceeds from this offering, as more fully described in "Use of Proceeds" in this prospectus supplement, as of November 27, 2009, we would have had approximately $1.5 billion of total indebtedness (including the Notes), all of which would have been unsecured and unsubordinated.

        Adobe Systems Incorporated and its subsidiaries may incur additional indebtedness in the future and the Notes do not restrict future incurrence of indebtedness. Any increase in its level of indebtedness will have several important effects on Adobe Systems Incorporated's future operations, including, without limitation:

  •
  Adobe Systems Incorporated will have additional cash requirements in order to support the payment of interest on its outstanding indebtedness;

  •
  increases in its outstanding indebtedness and leverage will increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of its outstanding debt, its ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

        Adobe Systems Incorporated's ability to make payments of principal and interest on its indebtedness depends upon its future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting its consolidated operations, many of which are beyond its control. If Adobe Systems Incorporated is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of its indebtedness, including the Notes;

  •
  to sell selected assets;

  •
  to reduce or delay planned capital expenditures; or

  •
  to reduce or delay planned operating and investment expenditures.

        Such measures might not be sufficient to enable Adobe Systems Incorporated to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The provisions of the Notes will not necessarily protect you in the event of certain highly leveraged transactions.

        Upon the occurrence of a Change of Control Triggering Event you will have the right to require Adobe Systems Incorporated to repurchase the Notes as provided in the indenture governing, and on the terms set forth in, the Notes. However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by Adobe Systems Incorporated generally will not constitute a Change of Control that would potentially lead to a Change of Control Triggering Event. As a result, Adobe Systems Incorporated could enter into any such transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect its capital structure or credit rating or otherwise adversely affect the holders of the Notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the Notes, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this prospectus supplement. If any such transaction were to occur, the value of your Notes could decline.

We may not be able to repurchase all of the Notes upon a Change of Control Triggering Event, which would result in a default under the Notes.

        Adobe Systems Incorporated will be required to offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event as provided in the indenture governing the Notes. However, Adobe Systems Incorporated may not have sufficient funds to repurchase the Notes in cash at such time. In addition, Adobe Systems Incorporated's ability to repurchase the Notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness. Adobe Systems Incorporated's failure to make such a repurchase would result in a default under your Notes.

Ratings of the Notes may change and affect the market price and marketability of the Notes.

        Adobe Systems Incorporated's long term debt has been rated Baa1 and BBB+ by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of Notes will have no recourse against Adobe Systems Incorporated or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes. In addition, any decline in the ratings of the Notes may make it more difficult for us to raise capital on acceptable terms.

Risks Related to Our Business

        We hereby incorporate by reference the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 27, 2009.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $1,482.7 million after deducting underwriting discounts and commissions and our estimated offering expenses. The net proceeds of this offering will be used for general corporate purposes, which, among other things, will include repaying outstanding amounts borrowed under Adobe's credit facility pursuant to a credit agreement dated February 16, 2007, as amended, by and among Adobe and the lenders party thereto. The interest rate for the credit facility is dependent on our consolidated leverage ratio (as defined in the credit agreement) or our senior unsecured long-term debt ratings by Standard & Poor's Ratings Services and Moody's Investor Service, Inc. and ranges from LIBOR + 0.200% to 0.475%. The maturity for amounts borrowed under our credit facility is February 16, 2013, unless extended pursuant to the terms of the credit agreement. As of November 27, 2009, the weighted average interest rate for the credit facility was 0.626% per annum. Approximately $650.0 million of our borrowings under the credit facility were used for our acquisition of Omniture, Inc. on October 23, 2009. Pending application of the net proceeds as described above, we intend to invest the net proceeds from this offering temporarily in short-term investment-grade securities.

 CASH AND CAPITALIZATION

        The following table sets forth a summary of our consolidated cash, cash equivalents and capitalization on an actual and as adjusted basis as of November 27, 2009. Our consolidated capitalization, as adjusted, gives effect to the issuance of the Notes offered by this prospectus supplement and the application of the estimated net proceeds as described in "Use of Proceeds" as if the offering had occurred on November 27, 2009. This table should be read in conjunction with our Consolidated Financial Statements incorporated by reference in this prospectus supplement.

	As of November 27, 2009
	Actual	As Adjusted
	(Unaudited, in thousands except par value)
Cash and cash equivalents	$999,487	$1,482,228

Long-term debt:
2015 Notes offered hereby	—	600,000
2020 Notes offered hereby	—	900,000
Other long-term debt	1,000,000	—

Total long-term debt	1,000,000	1,500,000
Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value: 900,000 shares authorized; 600,834 issued; 522,657 shares outstanding	61	61
Additional paid-in-capital	2,390,061	2,390,061
Retained earnings	5,299,914	5,299,914
Accumulated other comprehensive income	24,446	24,446
Treasury stock, at cost (78,177 shares), net of re-issuances	(2,823,914)	(2,823,914)

Total stockholders' equity	4,890,568	4,890,568

Total capitalization	$5,890,568	$6,390,568

 DESCRIPTION OF THE NOTES

        The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, a form of which is available upon request from us. The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth under "Description of Debt Securities" beginning on page 10 of the accompanying prospectus.

General

        The 2015 Notes will mature on February 1, 2015, and the 2020 Notes will mature on February 1, 2020. The Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. Interest on the Notes will accrue from February 1, 2010 at the respective rates per annum shown on the cover of this prospectus supplement. The Notes will be payable semi-annually on February 1 and August 1, commencing on August 1, 2010 to the persons in whose names the Notes are registered at the close of business on the preceding January 15 or July 15, as the case may be. Interest on the Notes will be paid to but excluding the relevant interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

        The Notes will be issued under an indenture dated January 25, 2010 by and between Adobe Systems Incorporated and Wells Fargo Bank, National Association, as may be further supplemented from time to time. Wells Fargo Bank, National Association is the trustee for any and all securities issued under the indenture, as amended, including the Notes, and is referred to herein as the "trustee." Adobe Systems Incorporated will be the sole obligor on the Notes.

        The indenture does not limit the ability of Adobe Systems Incorporated to incur additional unsecured indebtedness. The Notes will be the unsecured and unsubordinated obligations of Adobe Systems Incorporated and will rank pari passu with its other unsecured and unsubordinated indebtedness. The Notes will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Adobe Systems Incorporated's subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any. As of November 27, 2009, Adobe Systems Incorporated had $1.0 billion of total indebtedness, all of which was senior and unsubordinated. As of November 27, 2009, including the $1.0 billion of indebtedness, Adobe Systems Incorporated had approximately $2.4 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Adobe Systems Incorporated had approximately $397.1 million of liabilities (including trade payables and excluding intercompany debt) to which the Notes will be structurally subordinated.

        On an as-adjusted basis after giving effect to this offering and the application of the net proceeds thereof, as more fully described in "Use of Proceeds" in this prospectus supplement, as of November 27, 2009:

  •
  we would have had approximately $1.5 billion of total indebtedness (including the Notes), all of which would constitute senior and unsubordinated indebtedness;

  •
  including the $1.5 billion of indebtedness, we would have had approximately $2.9 billion of total liabilities on a consolidated basis;

  •
  Adobe Systems Incorporated would not have had any secured indebtedness to which the Notes would have been effectively subordinated; and

  •
  Adobe Systems Incorporated's subsidiaries would have had approximately $397.1 million of liabilities (including trade payables but excluding intercompany debt) to which the Notes would have been structurally subordinated.

Issuance of Additional Notes

        Adobe Systems Incorporated may, without the consent of the holders, increase the principal amount of any series of Notes by issuing additional Notes of such series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that the additional Notes are fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes. The additional Notes of a series will have the same CUSIP number as the applicable series of Notes. Under the indenture, each series of Notes and any additional Notes of such series Adobe Systems Incorporated may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

        Adobe Systems Incorporated also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of Notes offered hereby.

Optional Redemption

        The Notes will be redeemable, in whole or in part at any time, or from time to time, at Adobe Systems Incorporated's option, each at a "make-whole premium" redemption price calculated by Adobe Systems Incorporated equal to the greater of:

            (i)  100% of the principal amount of the Notes to be redeemed; and

           (ii)  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points with respect to the 2015 Notes, and 20 basis points with respect to the 2020 Notes.

plus, in each case, accrued interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Quotation Agent" means the Reference Treasury Dealer appointed by Adobe Systems Incorporated.

        "Reference Treasury Dealer" means (i) Banc of America Securities LLC and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Adobe Systems Incorporated will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Adobe Systems Incorporated.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless Adobe Systems Incorporated defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of Notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global note.

Repurchase Upon Change of Control Triggering Event

        If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the Notes as described above, we will be required to make an offer to each holder of Notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any Notes that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

        Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the Notes as described under "—Optional Redemption," we will mail a notice (a "Change of Control Offer") to each holder with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase Notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (other than as may be required by law) (such date, the "Change of Control Payment Date"). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.

        On each Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all Notes or portions of the Notes properly tendered pursuant to the applicable Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the change of control payment in respect of all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer; and

  •
  deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer's certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of Notes so tendered the payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

        Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with the purchase of Notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

        Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled "Repurchase Exercise Notice Upon a Change of Control" on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

        In addition, we will not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.

        If holders of not less than 95% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

        For purposes of the Change of Control Offer provisions of the Notes, the following definitions are applicable:

        "Change of Control" means the occurrence of any one of the following:

          (a)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

          (b)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

          (c)   we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

          (d)   the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Event.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's and S&P; provided, that if either of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, we will appoint a replacement for such Rating Agency that is a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

        "Ratings Event" means the Notes cease to be rated Investment Grade by each of the Rating Agencies on any day during the period (the "Trigger Period") commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

No Sinking Fund

        The Notes will not be entitled to any sinking fund.

Book-Entry; Delivery and Form; Global Note

        The Notes of each series sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for Notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

        Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream"), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers' securities accounts in the depositaries' names on the books of DTC.

        Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

        Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the relevant series of Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

        So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the relevant series of Notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the Notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of Notes take physical delivery of these Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

        To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Adobe Systems Incorporated will make payments due on the Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC's practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Adobe Systems Incorporated. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Adobe Systems Incorporated, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell Notes to persons in jurisdictions that require such delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

        Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction's interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Adobe Systems Incorporated expects that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

        Although Adobe Systems Incorporated expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Adobe Systems Incorporated nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Adobe Systems Incorporated within 90 days, Adobe Systems Incorporated will issue Notes in definitive form in exchange for the registered global note that had been held by the depositary. Any Notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of or the trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Adobe Systems Incorporated may at any time determine that the Notes of either series shall no longer be represented by a global note and will issue Notes in definitive form in exchange for such global note pursuant to the procedure described above.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

        The information in this section concerning DTC and DTC's book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Adobe Systems Incorporated believes to be reliable, but Adobe Systems Incorporated takes no responsibility for its accuracy or completeness. Adobe Systems Incorporated assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

        Notices to holders of the Notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the Notes.

Concerning Our Relationship with the Trustee

        Adobe Systems Incorporated maintains ordinary banking relationships and credit facilities with affiliates of the trustee. See "Conflicts of Interest."

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following are the material U.S. federal income tax consequences of ownership and disposition of the Notes. This discussion only applies to Notes that meet all of the following conditions:

  •
  they are purchased by those initial holders who purchase Notes at the "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money; and

  •
  they are held as capital assets.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax consequences and tax consequences applicable to holders subject to special rules, such as:

  •
  tax-exempt organizations;

  •
  traders in securities that elect the mark-to-market method of accounting for their securities;

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding Notes as part of a hedge, straddle or other integrated transaction for U.S. federal income tax purposes, or persons entering into a constructive sale with respect to the Notes;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

        If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes are urged to consult their own tax advisors.

        This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term "U.S. Holder" also includes certain former citizens and residents of the United States.

  Potential Contingent Payment Debt Treatment

        Upon the occurrence of a Change of Control Triggering Event, Adobe would generally be required to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, as described under "Description of the Notes—Repurchase Upon Change of Control Triggering Event." Although the issue is not free from doubt, Adobe intends to take the position that such requirement does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Adobe's position is not binding on the Internal Revenue Service (the "IRS"). If the IRS successfully takes a contrary position, U.S. Holders would be required to treat any gain recognized on the sale or other disposition of the Notes as ordinary income rather than as capital gain. Furthermore, U.S. Holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the Notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. U.S. Holders should consult their tax advisors regarding the tax consequences of the Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

  Payments of Interest

        The Notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes.

  Sale, Exchange, Redemption or Other Disposition of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder's tax basis in the Note. A U.S. Holder's tax basis in a Note will, in general, be the U.S. Holder's cost therefor. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

        Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the Note has been held by the holder for more than one year. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes other than with respect to certain exempt recipients (such as corporations). A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        "Non-U.S. Holder" does not include a holder who is a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition of a Note. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of a Note.

  Payments on the Notes

        Subject to the discussion below concerning backup withholding, payments of principal, interest and premium on the Notes by Adobe or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

  •
  the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Adobe entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to Adobe through stock ownership; and

  •
  the beneficial owner of that Note certifies on an IRS Form W-8BEN (or other applicable IRS Form W-8), under penalties of perjury, that it is not a United States person (as defined in the Code) and Adobe does not have actual knowledge or reason to know that the beneficial owner is a United States person).

        If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. Holder (see "—Tax Consequences to U.S. Holders" above), except that the holder will generally be required to provide to Adobe a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

  Sale, Exchange, Redemption or Other Disposition of the Notes

        Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of a Note will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of such Note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

        If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if gain realized by the Non-U.S. Holder on a sale, exchange, redemption or other disposition of a Note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see "—Tax Consequences to U.S. Holders" above), subject to an applicable income tax treaty providing otherwise. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

  Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes and the Non-U.S. Holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

  Withholding Under Proposed Legislation

        Recently proposed legislation (which was passed by the House of Representatives) would generally impose, effective for payments made after December 31, 2012, a withholding tax of 30% on interest income from, and the gross proceeds of a disposition of, Notes paid to certain foreign entities unless various information reporting requirements are satisfied. There can be no assurance as to whether or not this proposed legislation will be enacted, and, if it is enacted, what form it will take or when it will be effective. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible implications of this proposed legislation on their investment in the Notes.

UNDERWRITING

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as representatives, has severally agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of 2015 Notes and 2020 Notes set forth opposite the underwriter's name in the following table:

Underwriters	Principal Amount of 2015 Notes	Principal Amount of 2020 Notes
Banc of America Securities LLC	$150,000,000	$225,000,000
J.P. Morgan Securities Inc.	150,000,000	225,000,000
Citigroup Global Markets Inc.	72,000,000	108,000,000
Morgan Stanley & Co. Incorporated	72,000,000	108,000,000
Wells Fargo Securities, LLC	72,000,000	108,000,000
BNP Paribas Securities Corp.	24,000,000	36,000,000
Credit Suisse Securities (USA) LLC	24,000,000	36,000,000
Daiwa Securities America Inc.	12,000,000	18,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000	18,000,000
RBS Securities Inc.	12,000,000	18,000,000

Total	$600,000,000	$900,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of Notes may be terminated.

        The underwriters propose to offer each series of the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of each series of the Notes to dealers at the public offering price less a concession not to exceed 0.350% of the principal amount of the 2015 Notes and 0.400% of the principal amount of the 2020 Notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed 0.200% of the principal amount of the 2015 Notes and 0.250% of the principal amount of the 2020 Notes. After the initial offering of the Notes to the public, the representatives may change the public offering price and other selling terms.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Adobe Systems Incorporated
Per 2015 Notes	0.600%
Per 2020 Notes	0.650%

        We estimate that our total expenses for this offering, other than underwriting discounts and commissions, will be approximately $2.1 million. The underwriters have agreed to reimburse us for a portion of the expenses incurred in connection with this offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

New Issue of Notes

        There are currently no public trading markets for the Notes. We have not applied and do not intend to apply to list the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the Notes. However, they are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the Notes will develop, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable.

        We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes ("T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Sales Outside the United States

        The Notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of Notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the Notes have not authorized and do not authorize the making of any offer of Notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

        For a discussion of certain conflicts of interest involving the underwriters, see "Conflicts of Interest."

 CONFLICTS OF INTEREST

        Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and reimbursement of expenses. Specifically, affiliates of the underwriters serve various roles in Adobe's credit facility: Bank of America, N.A., an affiliate of Banc of America Securities LLC, serves as administrative agent, a lender, and swing line lender; JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., serves as syndication agent and a lender; Citibank, N.A., affiliate of Citigroup Global Markets Inc., serves as lender; Morgan Stanley Bank, an affiliate of Morgan Stanley & Co. Incorporated serves as a lender; Wachovia Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as a lender; BNP Paribas S.A., an affiliate of BNP Paribas Securities Corp., serves as co-documentation agent and a lender; Bank of Tokyo-Mitsubishi UFJ Trust Company, an affiliate of Mitsubishi UFJ Securities (USA), Inc., serves as a lender; and ABN AMRO Bank N.V., an affiliate of RBS Securities Inc., serves as a lender.

        Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC and Wachovia Bank, National Association, is the trustee under the indenture governing the Notes.

        We intend to use at least 5% of the net proceeds of this offering to repay indebtedness owed by us to certain affiliates of the underwriters who are lenders under Adobe's credit facility. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of NASD Conduct Rule 2720 of the Financial Industry Regulatory Authority, Inc. Pursuant to this rule, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering, as the offering is of a class of securities that are investment grade rated. This rule provides that if at least 5% of the net proceeds from the sale of debt securities, not including underwriting compensation, are used to reduce or retire the balance of a loan or credit facility extended by the underwriters or their affiliates, the underwriters who will be receiving such proceeds as lenders cannot sell securities to discretionary accounts without the prior written consent of the customer. Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc. and RBS Securities Inc. will not confirm sales of the debt securities to any account over which they exercise discretionary authority without the prior written approval of the customer.

VALIDITY OF SECURITIES

        The legality of the Notes offered hereby will be passed upon for Adobe by Davis Polk & Wardwell LLP, Menlo Park, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

        The consolidated financial statements of Adobe Systems Incorporated and subsidiaries as of November 27, 2009 and November 28, 2008, and for each of the years in the three-year period ended November 27, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of November 27, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated January 22, 2010, with respect to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 27, 2009 and November 28, 2008, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 27, 2009, refers to changes in accounting for tax uncertainties in fiscal 2008, resulting from the adoption of new accounting pronouncements.

        The audit report on the consolidated financial statements also contains an explanatory paragraph that states Adobe Systems Incorporated acquired Omniture, Inc. during fiscal 2009, and management excluded from its assessment of the effectiveness of Adobe Systems Incorporated's internal control over financial reporting as of November 27, 2009, Omniture, Inc.'s internal control over financial reporting associated with total assets of $195.5 million and total revenues of $26.3 million included in the consolidated financial statements of Adobe Systems Incorporated and subsidiaries as of and for the year ended November 27, 2009. Our audit of internal control over financial reporting of Adobe Systems Incorporated also excluded an evaluation of the internal control over financial reporting of Omniture, Inc.

        The consolidated financial statements of Omniture, Inc. as of December 31, 2008 and for the year then ended appearing in Adobe Systems Incorporated's Current Report on Form 8-K/A dated October 23, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth on their report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.

        As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement, provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC:

  (a)
  Amendment on Form 8-K/A filed on January 4, 2010 to the Current Report on Form 8-K filed on October 26, 2009; and

  (b)
  Annual Report on Form 10-K for the year ended November 27, 2009.

        You may request a copy of these filings at no cost, by contacting our Investor Relations department by visiting our Web site at www.adobe.com, by calling (408) 536-4416, by writing to Investor Relations, Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to ir@adobe.com. The information on our Web site is not incorporated by reference, and you should not consider it a part of this prospectus supplement.

PROSPECTUS

ADOBE SYSTEMS INCORPORATED

        The following are types of securities that may be offered and sold by Adobe Systems Incorporated or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Purchase contracts
• Debt securities	• Units

        The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any document we incorporate by reference carefully before you invest.

        We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount
• Interest rate	• Listing on a security exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity	• Sinking fund terms
• Dividends	• Conversion or exchange rights

        Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol "ADBE." On January 14, 2010, the closing price on the NASDAQ Global Select Market for our common stock was $35.90.

        Investing in these securities involves certain risks. See "Item 1A—Risk Factors" beginning on page 40 of our quarterly report on Form 10-Q for the quarter ended August 28, 2009, which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2010.

You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Unless we have indicated otherwise, references in this prospectus to "Adobe," "we," "us," and "our" refer to Adobe Systems Incorporated and not to any of its existing or future subsidiaries.

ADOBE SYSTEMS INCORPORATED

Our Business

        Founded in 1982, Adobe Systems Incorporated is one of the largest and most diversified software companies in the world. We offer a line of creative, business and mobile software and services used by creative professionals, knowledge workers, consumers, original equipment manufacturers ("OEM"), developers and enterprises for creating, managing, delivering, optimizing and engaging with compelling content and experiences across multiple operating systems, devices and media. We distribute our products through a network of distributors, value-added resellers, systems integrators, independent software vendors and OEMs, direct to end users and through our own Web site at www.adobe.com. We also license our technology to hardware manufacturers, software developers and service providers, and we offer integrated software solutions to businesses of all sizes. We have operations in the Americas, Europe, Middle East and Africa and Asia. Our software runs on personal computers with Microsoft Windows, Apple OS, Linux, UNIX and various non-PC platforms, depending on the product.

        Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997. We maintain executive offices and principal facilities at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000. We maintain a Web site at www.adobe.com. Investors can obtain copies of our filings with the Securities and Exchange Commission ("SEC") from this site free of charge, as well as from the SEC Web site at www.sec.gov. We are not incorporating the contents of our Web site into this prospectus.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

        As permitted by the SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all filings made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and until the completion of the offering in the relevant prospectus supplement to which this prospectus relates, or the termination of the offering under this prospectus:

  (a)
  Item 2.05 of the Current Report on Form 8-K filed on December 3, 2008, Current Reports on Form 8-K filed on January 13, 2009, January 29, 2009, September 15, 2009, September 24, 2009, October 26, 2009 and November 10, 2009, and amendment on Form 8-K/A filed on January 4, 2010 to the Current Report on Form 8-K filed on October 26, 2009;

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended August 28, 2009, May 29, 2009 and February 27, 2009;

  (c)
  Annual Report on Form 10-K for the year ended November 28, 2008;

  (d)
  Portions of the Definitive Proxy Statement on Schedule 14A for the 2009 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended November 28, 2008; and

  (e)
  The description of our common stock included in our registration statement on Form 8-A filed on November 19, 1986, and the description of the rights to purchase Series A Preferred Stock, par value $0.0001 per share, included in our registration statements on Form 8-A filed on July 24, 1990, as amended on August 29, 1997, December 21, 1998, July 3, 2000 and May 23, 2003, including any amendments or reports filed for the purpose of updating such descriptions.

        You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (408) 536-4416, by writing to Investor Relations, Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to ir@adobe.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements may be preceded by, followed by or include the words "expects," "could," "would," "may," "anticipates," "intends," "plans," "believes," "seeks," "targets," "estimates," "looks for," "looks to" or similar expressions. Adobe claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about our business. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

  •
  the ongoing economic downturn and continued uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which Adobe does business,

  •
  failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements,

  •
  introduction of new products, services and business models by existing and new competitors,

  •
  failure to successfully manage transitions to new business models and markets,

  •
  difficulty in predicting revenue from new businesses,

  •
  failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions,

  •
  costs related to intellectual property acquisitions, enforcement, and litigation,

  •
  inability to protect Adobe's intellectual property rights, including source code, from third-party infringers, or unauthorized copying, use, disclosure, or malicious attack,

  •
  security vulnerabilities in Adobe's products and systems,

  •
  interruptions or delays in services from, security or privacy breaches, or failures in data collection from Adobe or third-party service providers that host or deliver services,

  •
  failure to manage Adobe's sales and distribution channels and third-party customer service and technical support providers effectively,

  •
  disruption of Adobe's business due to catastrophic events,

  •
  shortfalls in net revenue, margin or earnings, or the volatility of the market generally,

  •
  risks associated with global operations,

  •
  fluctuations in foreign currency exchange rates,

  •
  changes in, or interpretations of, accounting principles,

  •
  impairment of Adobe's goodwill or amortizable intangible assets,

  •
  changes in, or interpretations of, tax rules and regulations,

  •
  Adobe's inability to recruit and retain key personnel,

  •
  impairment of Adobe's investment portfolio due to deterioration of the capital markets,

  •
  market risks associated with Adobe's equity investments, and

  •
  interruptions or terminations in Adobe's relationships with turnkey assemblers.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus and any applicable prospectus supplement or free writing prospectus for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDEND POLICY

        We did not pay any cash dividends on our common stock during fiscal 2009, fiscal 2008 or fiscal 2007. Under the terms of our credit agreement and lease agreements, we are not prohibited from paying cash dividends unless payment would trigger an event of default or one currently exists. We do not anticipate paying any cash dividends in the foreseeable future.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Nine Months Ended		Year Ended
	August 28, 2009		November 28, 2008		November 30, 2007		December 1, 2006		December 2, 2005		December 3, 2004
Ratios of earnings to fixed charges	26.0	x	27.2	x	34.8	x	31.2	x	43.2	x	37.5	x

Ratios of earnings to combined fixed charges and dividends on preferred stock to earnings	26.0	x	27.2	x	34.8	x	31.2	x	43.2	x	37.5	x

        For purposes of calculating these ratios, "earnings" consists of income before income taxes and fixed charges. The term "fixed charges" consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.

        Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is based upon our restated certificate of incorporation, as amended ("Restated Certificate of Incorporation"), our Amended and Restated Bylaws ("Bylaws") and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and a Certificate of Correction of Restated Certificate of Incorporation have been filed with the SEC as exhibit 3.6 to our quarterly report on Form 10-Q filed on July 16, 2001 and exhibit 3.6.1 to our quarterly report on Form 10-Q filed on April 11, 2003, respectively, and are incorporated by reference in this registration statement. The Bylaws have been filed with the SEC as exhibit 3.1 to our current report on Form 8-K filed on January 13, 2009 and are incorporated by reference in this registration statement. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.

        Certain provisions of the Delaware General Corporation Law ("DGCL"), the Restated Certificate of Incorporation, Bylaws and rights plan summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

        Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see "Where You Can Find More Information" below.

Authorized Capital Stock

        Under the Restated Certificate of Incorporation, Adobe's authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value, and 2,000,000 shares of preferred stock, $0.0001 par value. As of November 27, 2009, there were issued and outstanding approximately 522,657,000 shares of Adobe common stock (excluding shares held in Adobe's treasury). From time to time we issue employee stock options, restricted stock units, performance shares and other forms of stock based compensation.

Common Stock

        Adobe Common Stock Outstanding.    The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the NASDAQ Global Select Market under the symbol "ADBE."

        Voting Rights.    Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.

        Dividend Rights.    Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We have not declared or paid any cash dividends on our common stock since April 2005, and do not anticipate paying any cash dividends in the foreseeable future.

        Rights upon Liquidation.    Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Adobe, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.

        Preemptive Rights.    Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

        Transfer Agent and Registrar.    Computershare Investor Services LLC is the transfer agent and registrar for our common stock.

Preferred Stock

        Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Stockholder Rights Plan

        We maintain a stockholder rights plan under which each stockholder will have one right for each share of common stock held. Each right entitles the registered holder to purchase from us one-thousandth of a share of our Series A Preferred Stock, par value $0.0001 per share, at a purchase price of $700. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in the Fourth Amended and Restated Rights Agreement between Adobe and Computershare Investor Services, LLC, dated as of July 1, 2000, as amended by Amendment No. 1 dated as of May 22, 2003 (the "Rights Agreement"), including any amendments or reports filed for the purpose of updating such descriptions.

        The rights are attached to all of our common stock and are represented by the certificates representing such common stock, and no separate certificates representing the rights will be distributed except as follows. The rights will separate from our common stock, and be represented by separate rights certificates, upon the earlier of:

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  10 days following the date of any public announcement that a person or group of affiliated or associated persons (an "acquiring person"), but excluding us, any of our subsidiaries, any of our employee benefit plans or any of our employee stock plans, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, or

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  10 days following the commencement of a tender offer or exchange offer that would result in a person beneficially owning 15% or more of our outstanding common stock.

        Until the rights separate from the common stock to which they will be attached, or an earlier date on which these rights are redeemed, exchanged or expire:

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  the rights will be evidenced by the common share certificates and will be transferred only with them,

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  all common share certificates will contain a notation incorporating the terms of the Rights Agreement by reference, and

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  the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by the certificates.

        As soon as practicable after the date when the rights separate from the common stock, right certificates will be mailed to holders of record of common stock as of the close of business on that date and, after that time, the separate right certificates alone will represent the rights. Only common stock issued prior to the date when the rights separate from the common stock will be issued with rights. The rights are not exercisable until their separation from our common stock and will expire at the close of business on July 23, 2010, unless our board of directors exchanges or redeems them earlier, as described below.

        If a third party acquires 15% or more of our common stock, as described above, thus triggering a separation of the rights from our common stock, each holder of a right will thereafter have the right to receive, upon exercise and payment of the exercise price, common stock having a value equal to two times the exercise price. Alternatively, if the rights separate from the common stock and become exercisable, we may provide that each right shall be exchanged for one unit of preferred stock (subject to adjustment) and without other payment of the exercise price, provided that our board of directors may not effect the exchange at any time after any person, other than us, any of our subsidiaries, any of our employee benefit plans or any of our employee stock plans beneficially owns 50% or more of our common stock then outstanding.

        If, at any time after a third party acquires, or obtains the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, as described above,

  •
  we are acquired in a merger or other business combination,

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  an acquiring firm merges into us, or

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  50% or more of our assets or earning power is sold or transferred,

each holder of a right, except as set forth below, shall thereafter have the right to receive, upon exercise and payment of the exercise price, common stock of the acquirer having a value equal to twice the exercise price.

        Any rights that are or were owned by an acquirer of beneficial ownership of 15% or more of our outstanding common stock other than any of our subsidiaries, any of our employee benefit plans or any of our employee stock plans will be null and void.

        At any time prior to the earlier of the tenth day following the date upon which a third party acquires, or obtains the right to acquire beneficial ownership of, 15% of our outstanding common stock, or July 23, 2010, our board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. Immediately upon the ordering by our board of directors of the redemption of the rights, the rights will terminate and the holders of the rights will be entitled to receive only this redemption price.

        Our board of directors may amend any provision of the Rights Agreement without approval of the holders of the rights prior to the tenth day following the time a person becomes an acquiring person. After such date, the board may not amend the Rights Agreement in any manner that would adversely affect the interests of the holders of the rights.

        Until a right is exercised, a holder of rights will have no rights as an Adobe stockholder, including the right to vote and to receive dividends, beyond its rights as an existing stockholder.

        The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire 15% or more of our outstanding common stock without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirers from making takeover proposals or tender offers. The rights are not intended to prevent a takeover, but are designed to enhance the ability of our board to negotiate with an acquirer on behalf of all the stockholders. The rights should also not interfere with any merger or other business combination approved by our board of directors and our stockholders because our board of directors may redeem the rights.

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

        Under both our Restated Certificate of Incorporation and Bylaws members of our board of directors are divided into two classes. The members of each class are elected for a period of two years and the term of one class will expire each year. Although our Restated Certificate of Incorporation and

Bylaws provide that directors can be removed without cause by the affirmative vote of the majority of our outstanding shares, the classified board could have the effect of making the removal of incumbent directors more time consuming and difficult, which could discourage a third party from attempting to take control of Adobe.

        Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board, our President, our board of directors or stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at the meeting. Stockholders are not permitted under our Restated Certificate of Incorporation or Bylaws to act by written consent in lieu of a meeting.

        To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our Secretary not more than 150 and not less than 120 days prior to the date on which we first mailed our proxy materials for the prior year's annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year's meeting, a stockholder's written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence of the nominee.

Certain Anti-Takeover Effects of Delaware Law

        We are subject to Section 203 of the DGCL ("Section 203"). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A "business combination" is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Adobe Systems Incorporated and Wells Fargo Bank, National Association, as trustee (the "trustee"), in one or more series established in or pursuant to a board resolution and set forth in an officer's certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officer's certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        The indenture will not limit the amount of debt securities which we may issue. We have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

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  the title;

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  any limit upon the aggregate principal amount;

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  the date or dates on which the principal is payable;

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  the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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  the date or dates from which interest shall accrue;

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  the date or dates on which interest shall be payable;

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  the record dates for the determination of holders to whom interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of such extension;

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  the place or places where the principal of and any interest shall be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

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  our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

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  if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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  if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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  the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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  whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

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  any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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  whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

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  any deletion from, modification of or addition to the events of default or covenants;

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  any provisions granting special rights to holders when a specified event occurs;

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  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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  any special tax implications of the debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  any guarantor or co-issuers;

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  any special interest premium or other premium;

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  whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

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  the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

        When we use the term "Event of Default" in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

          (1)   default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

          (2)   default in paying principal, or premium, or sinking fund installment, if any, on the debt securities when due;

          (3)   default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (all such series voting together as a single class);

          (4)   certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any Significant Subsidiary has occurred;

          (5)   (a) a failure to make any payment at maturity, including any applicable grace period on any of our Indebtedness in an amount in excess of $100,000,000 and continuance of this failure to pay or (b) a default on any of our Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 30 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the debt securities then outstanding (voting together as a single class); provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; or

          (6)   any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.

        If an Event of Default (other than an Event of Default specified in clause (4) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of each affected series (each such series voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest and premium, if any.

        If an Event of Default under the indenture specified in clause (4) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

        After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of any one or more series (voting as a separate class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of all such series of the outstanding debt securities affected (all voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

        Holders of at least 25% in principal amount of each series of debt securities affected that is then outstanding (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of each series affected. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

        During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount each series of outstanding debt securities affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

        The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

        We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

        We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

  •
  cure ambiguities, omissions, defects or inconsistencies;

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  make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

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  provide for or add guarantors with respect to the debt securities of any series;

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  secure the debt securities of any series;

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  establish the form or forms of debt securities of any series;

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  provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

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  evidence and provide for the acceptance of appointment by a successor trustee;

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  provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

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  maintain the qualification of the indenture under the Trust Indenture Act;

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  conform any provision in the indenture to this "Description of Debt Securities;" or

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  make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities;

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  impair the right of any holder of the debt securities to receive payment of principal or interest on the debt securities on and after the due dates for such principal or interest;

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  change the currency in which principal, any premium or interest is paid;

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  reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

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  impair the right to institute suit for the enforcement of any payment on the debt securities;

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  waive a payment default with respect to the debt securities or any guarantor;

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  reduce the interest rate or extend the time for payment of interest on the debt securities; or

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  adversely affect the ranking of the debt securities of any series.

Covenants

  Principal and Interest

        We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

  Consolidation, Merger or Sale of Assets

        We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

  •
  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

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  the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

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  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

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  we or the surviving entity will have delivered to the trustee an officer's certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets shall not be applicable to:

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  the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

  •
  the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

  Negative Covenants

        In addition to the covenants set forth above, the following additional covenants shall apply to the debt securities (unless otherwise provided pursuant to a board resolution and set forth in an officer's certificate or a supplemental indenture). These covenants do not limit our ability to incur indebtedness and apply only to us.

  Limitation on Liens

        With respect to each series of debt securities, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

          (1)   Liens existing as of the closing date of the offering of the series of debt securities;

          (2)   Liens granted after closing date of the offering of the series of debt securities, created in favor of the holders of such series of debt securities;

          (3)   Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

          (4)   Permitted Liens.

        Notwithstanding the foregoing, we may, without securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.

  Limitation on Sale and Lease-Back Transactions

        With respect to each series of debt securities, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

          (1)   such transaction was entered into prior to the closing date of the offering of the series of debt securities;

          (2)   such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

          (3)   such transaction involves a lease for less than three years;

          (4)   we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of debt securities pursuant to the first paragraph of "—Limitation on Liens" above; or

          (5)   we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 270 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

        Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction.

  Existence

        Except as permitted under "—Consolidation, Merger and Sale of Assets," the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

  Certain Definitions

        As used in this section, the following terms have the meanings set forth below.

        "Aggregate Debt" means the sum of the following as of the date of determination:

          (1)   the aggregate principal amount of our Indebtedness incurred after the closing date of the offering of the debt securities and secured by Liens not permitted by the first sentence under "—Limitation on Liens;" and

          (2)   our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of debt securities pursuant to the second paragraph of "—Limitation on Sale and Lease-Back Transactions."

        "Attributable Liens" means in connection with a sale and lease-back transaction the lesser of:

          (1)   the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

          (2)   the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the series of debt securities currently outstanding under the indenture and those being offered by any prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

        "Capital Lease" means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

        "Consolidated Net Worth" means, as of any date of determination, our Stockholders' Equity and our Consolidated Subsidiaries on that date.

        "Consolidated Subsidiary" means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person's consolidated financial statements.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk;

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

          (4)   other agreements or arrangements designed to protect such person against fluctuations in equity prices.

        "Indebtedness" of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

        "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        "Permitted Liens" means:

          (1)   Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

          (2)   (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

          (3)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (4)   Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;

          (5)   Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

          (6)   Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

          (7)   Liens in our favor;

          (8)   inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (9)   statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (10) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

          (11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

          (12) Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business; and

          (13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

        "Property" means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

        "Stockholders' Equity" means, as of any date of determination, stockholders' equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

        "Significant Subsidiary" means any Subsidiary of Adobe which has at least 10% of the total assets of Adobe and its Subsidiaries on a consolidated basis at the end of Adobe's most recent fiscal year.

        "Subsidiary" of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Satisfaction, Discharge and Covenant Defeasance

        We may terminate our obligations under the indenture, when:

  •
  either:

  •
  all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

  •
  all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a "discharge") and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

  •
  we have paid or caused to be paid all other sums then due and payable under the indenture; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

        We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

  •
  the rights of holders of the debt securities to receive principal, interest and any premium when due;

  •
  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee; and

  •
  the defeasance provisions of the indenture.

        In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an event of default for that series.

        In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

  •
  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

  •
  money in an amount;

  •
  U.S. Government Obligations; or

  •
  a combination of money and U.S. Government Obligations,

    in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

  •
  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

  •
  no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

  •
  the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

  •
  the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

  •
  the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Unclaimed Funds

        All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

        The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

        We maintain ordinary banking relationships and credit facilities with affiliates of the trustee.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

  •
  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

        Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Adobe, the trustee, any warrant agent, unit agent or any other agent of Adobe, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a registered global security and will issue securities in definitive form in exchange for such registered global security pursuant to the procedure described above.

 PLAN OF DISTRIBUTION

        We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

  •
  directly to purchasers;

  •
  through agents;

  •
  through underwriters; and

  •
  through dealers.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the "Securities Act") and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

        The consolidated financial statements of Adobe Systems Incorporated and subsidiaries as of November 28, 2008 and November 30, 2007, and for each of the years in the three-year period ended November 28, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of November 28, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated January 23, 2009, with respect to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 28, 2008 and November 30, 2007, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 28, 2008 refers to changes in accounting for tax uncertainties in fiscal 2008 and quantifying errors in fiscal 2006, resulting from the adoption of new accounting pronouncements.

        The consolidated financial statements of Omniture, Inc. as of December 31, 2008 and for the year then ended appearing in Adobe System Incorporated's Current Report on Form 8-K/A dated October 23, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth on their report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$1,500,000,000

Adobe Systems Incorporated

$600,000,000 3.250% Notes due 2015
$900,000,000 4.750% Notes due 2020

PROSPECTUS  SUPPLEMENT
January  25,  2010

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Citi	Morgan Stanley	Wells Fargo Securities

Senior Co-Managers

BNP PARIBAS	Credit Suisse

Co-Managers

Daiwa Securities America Inc.	Mitsubishi UFJ Securities	RBS